UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware	1-32268 333-202666-01	11-3715772 20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

First Amendment to Fifth Amended and Restated Credit Agreement

On April 24, 2018, Kite Realty Group, L.P. (the “Operating Partnership”) and Kite Realty Group Trust (the “Company”) entered into the First Amendment (the “Amendment”) to the Fifth Amended and Restated Credit Agreement (the “Existing Credit Agreement,” and as amended by the Amendment, the “Amended Credit Agreement”), dated as of July 28, 2016, by and among the Operating Partnership, as borrower, the Company, as guarantor (pursuant to a springing guaranty, dated as of July 28, 2016), KeyBank National Association, as administrative agent, and the other lenders party thereto.

The Amendment increases (i) the aggregate principal amount available under the unsecured revolving credit facility (the “Revolving Facility”) from $500 million to $600 million, (ii) the amount of the letter of credit issuances the Operating Partnership may utilize under the Revolving Facility from $50 million to $60 million and (iii) swingline loan capacity from $50 million to $60 million in same day borrowings.  Under the Amended Credit Agreement, the Operating Partnership has the option to increase the Revolving Facility to $1.2 billion (increased from $1 billion under the Existing Credit Agreement) upon the Operating Partnership’s request, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Amended Credit Agreement, to provide such increased amounts.

The Amendment extends the scheduled maturity date of the Revolving Facility from July 28, 2020 to April 22, 2022 (which maturity date may be extended for up to two additional periods of six months at the Operating Partnership’s option subject to certain conditions).

Unless the Operating Partnership elects to use its credit rating as the basis for determining its interest rate under the Amended Credit Agreement, borrowings under the Amended Credit Agreement with respect to the Revolving Facility will bear interest at a rate of LIBOR plus an applicable margin of 105 to 150 basis points (compared to 135 to 195 basis points under the Existing Credit Agreement), depending on the Operating Partnership’s leverage ratio and subject to certain exceptions.

In the event that the Operating Partnership elects to use its investment grade credit rating as the basis for determining the interest rate under the Amended Credit Agreement, the interest rate under the Amended Credit Agreement with respect to the Revolving Facility decreases to a rate of LIBOR plus an applicable margin of 82.5 to 155 basis points (compared to 85 to 155 basis points under the Existing Credit Agreement), depending on the Operating Partnership’s credit rating and subject to certain exceptions.

Unless the Operating Partnership elects to use its credit rating as the basis for determining its interest rate under the Amended Credit Agreement, the Operating Partnership is required to pay a quarterly facility fee on the unused portions of the Revolving Facility commitments of 15 to 30 basis points depending on the Operating Partnership’s leverage ratio (compared to 15 to 25 basis points depending on the amount of Revolving Facility borrowings).  If the Operating Partnership elects to use its credit rating as the basis for determining its interest rate under the Amended Credit Agreement, an unused commitment fee of 12.5 to 30 basis points (which is the same as under the Existing Credit Agreement) accrues on unused portions of the Revolving Facility commitments under the Amended Credit Agreement.

The Amendment improves the Operating Partnership’s leverage ratio calculation by changing the definition of capitalization rate to six and one-half percent (6.5%) from six and three-fourths percent (6.75%), which increases the Operating Partnership’s total asset value as calculated under the Amended Credit Agreement.

The Amendment limits the financial covenants that the Company must satisfy to the following:

•                  a maximum leverage ratio of 60%;

•                  Adjusted EBITDA (as defined in the Amended Credit Agreement) to fixed charges coverage ratio of at least 1.50 to 1.00;

•                  ratio of secured indebtedness to total asset value of no more than .45 to 1.00;

•                  ratio of unsecured debt of the Company, Operating Partnership and their respective subsidiaries to unencumbered pool value not to exceed .60 to 1.00, subject to certain conditions; and

•                  ratio of net operating income attributable to the then current eligible unencumbered pool of properties to unsecured debt interest expense to be less than 1.75 to 1.00 at any time.

Financial covenants related to minimum tangible net worth, secured recourse debt and permitted investments have been deleted from the Amended Credit Agreement.

The forgoing summary is qualified in its entirety by reference to the copy of the Amendment attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Second Amendment to Term Loan Agreement

On April 24, 2018, the Operating Partnership and the Company entered into the Second Amendment (the “Term Loan Amendment”) to the Term Loan Agreement (the “7-Year Term Loan”), dated as of October 26, 2015, by and among the Operating Partnership, as borrower, the Company, as guarantor (pursuant to the springing guaranty), KeyBank National Association, as administrative agent, and the other lenders party thereto.

The Term Loan Amendment improves the Operating Partnership’s leverage ratio calculation by changing the definition of capitalization rate to six and one-half percent (6.5%) from six and three-fourths percent (6.75%), which increases the Operating Partnership’s total asset value as calculated under the term loan agreement, as amended.  The Term Loan Amendment also deletes the financial covenants related to minimum tangible net worth, secured recourse debt and permitted investments.

The foregoing summary is not complete and is qualified in its entirety by reference to the copy of the Term Loan Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

First Amendment to Fifth Amended and Restated Credit Agreement, dated as of April 24, 2018, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

10.2

Second Amendment to Term Loan Agreement, dated as of April 24, 2018, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

EXHIBIT INDEX

Exhibit Number	Description
10.1

First Amendment to Fifth Amended and Restated Credit Agreement, dated as of April 24, 2018, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

10.2

Second Amendment to Term Loan Agreement, dated as of April 24, 2018, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: April 25, 2018	By:	/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel and Corporate Secretary

KITE REALTY GROUP, L.P.

Date: April 25, 2018	By:	/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel
and Corporate Secretary